 ADDENDUM “A”

         TECHNOLOGY RESOURCES, INC. PERMANENT FEE STRUCTURE

                                                April 14, 2004

PACIFIC CREST TECHNOLOGY, INC. AGREES TO THE FOLLOWING:

FEES ARE BASED ON FIRST YEAR’S ANNUAL SALARY OF INDIVIDUAL CANDIDATES AND START AT 25 % FOR THE FIRST TWO CANDIDATES SELECTED. EACH CANDIDATE SELECTED THEREAFTER WILL BE AT 20%.

Please initial acceptance: WSL              KP

                                       TRI              PCT